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                                                                     Exhibit (j)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights for the Growth Fund", "Financial Highlights for the Income Fund", "Financial Highlights for the Money Market Fund", and "Independent Auditors" and the use of our reports dated April 26, 1999 relating to the Wayne Hummer Growth Fund, Wayne Hummer Income Fund and Wayne Hummer Money Market Fund in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectus and Statement of Additional Information of Wayne Hummer Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-87153) and in this Amendment No. 20 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3880).

                                         /s/ Ernst & Young, LLP
                                             -------------------------------

                                             ERNST & YOUNG LLP



Chicago, Illinois
July 28, 1999